Exhibit 99.1

Investors & Reporters May Contact:
Joe Sorice
Manager, Investor Relations
(770) 418-8211
ir@asburyauto.com

Asbury Automotive Group Reports
First Quarter 2023 Financial Results
•Revenue of $3.6 billion
•Gross profit of $696 million
•SG&A as a percentage of gross profit of 57.9%
•Operating margin of 7.7%
•Net income of $181 million
•EPS of $8.37 per diluted share
•EBITDA, a non-GAAP measure, of $294 million
•Parts & service revenue growth of 3%; same store parts & service revenue growth of 12%
•All-time record Clicklane sales of over 10,800 vehicles, increase of 28% over fourth quarter 2022
•Repurchased approximately 110,000 shares for $21 million
DULUTH, GA. (April 25, 2023) — Asbury Automotive Group, Inc. (NYSE: ABG) (the “Company”), one of the largest automotive retail and service companies in the U.S., reported first quarter 2023 net income of $181 million ($8.37 per diluted share), a decrease of 24% from $238 million ($10.38 per diluted share) in the prior year quarter. First quarter 2023 adjusted net income, a non-GAAP measure, decreased 15% year-over-year to $181 million ($8.37 per diluted share) compared to adjusted net income of $212 million ($9.27 per diluted share) in first quarter 2022. During 2022, the Company completed sixteen divestitures that contributed $683 million in revenue for the year. Four of the divestitures closed in the first quarter, three in the second quarter, and nine in the fourth quarter of 2022.
“I am pleased with our performance coming off of a record year,” said David Hult, Asbury’s President and Chief Executive Officer. “We were, and will continue to be, opportunistic while navigating the changing auto market and macro conditions, and we believe our strong operational model and guest-centric approach will continue to power our profitability.”
The financial measures discussed below include both GAAP and adjusted (non-GAAP) financial measures. Please see reconciliations for non-GAAP metrics included in the accompanying financial tables.
There were no non-GAAP adjustments to net income for the first quarter 2023.

Adjusted net income for first quarter 2022 excludes gains, net of tax, of $25.5 million ($1.11 per diluted share) related to a $33.1 million ($1.08 per diluted share) gain on the sale of four dealerships and a $0.9 million ($0.03 per diluted share) real estate sale-leaseback gain.
First Quarter 2023 Operational Summary

Total Company vs. 1st Quarter 2022:
•Revenue of $3.6 billion, decrease of 8%
•Gross profit decreased 12%
•Gross margin decreased 81 bps to 19.4%
•New vehicle unit volume decreased 12%; new vehicle revenue decreased 5%; new vehicle gross profit decreased 20%
•Used vehicle retail unit volume decreased 14%; used vehicle retail revenue decreased 16%; used vehicle retail gross profit decreased 26%
•Finance and insurance (F&I) per vehicle retailed (PVR) decreased 6%
•Parts and service revenue increased 3%; gross profit increased 2%
•SG&A as a percentage of gross profit and adjusted SG&A as a percentage of gross profit both increased to 57.9%, an increase of 37 bps
•Operating income and adjusted operating income both decreased 14%
•Operating margin decreased 48 bps to 7.7% and adjusted operating margin decreased 46 bps to 7.7%
Same Store vs. 1st Quarter 2022:
•Revenue decreased 1%
•Gross profit decreased 5%
•Gross margin decreased 87 bps to 19.5%
•New vehicle unit volume decreased 4%; new vehicle revenue increased 3%; new vehicle gross profit decreased 14%
•Used vehicle retail unit volume decreased 6%; used vehicle retail revenue decreased 9%; used vehicle retail gross profit decreased 20%
•F&I PVR decreased 8%
•Parts and service revenue increased 12%; gross profit increased 11%; customer pay gross profit increased 13%
•SG&A as a percentage of gross profit and adjusted SG&A as a percentage of gross profit both increased to 57.8%, an increase of 12 bps
Clicklane Metrics:
•Over 10,800 vehicles sold, an all-time record, and an increase of 28% over fourth quarter 2022
•Total front-end PVR of $3,601 and F&I PVR of $2,275, resulting in total front-end yield of $5,876
•Conversion rate more than double that of traditional internet leads and growing sequentially
•Average transaction time of ~8 minutes for cash deals and ~14 minutes for financed deals
•Overall financing approval rate of 89%, of which 90% were instant and remainder required offline assistance
•72% were lender-financed sales; 28% were cash sales

•51 lenders and financial institutions enabled in our Loan Marketplace
•Average delivery within an 18.1 mile radius of the dealership
•Average customer Google review of 4.8/5 stars

Liquidity and Leverage
As of March 31, 2023, the Company had cash and floorplan offset accounts of $1.1 billion (which excludes $21 million of cash at TCA) and availability under the used vehicle floorplan line and revolver of $672 million for a total of approximately $1.7 billion in liquidity. The Company’s adjusted net leverage ratio was 1.6x at quarter end, compared to 1.7x at the end of 2022.
Share Repurchases
The Company repurchased approximately 110,000 shares for $21 million during the first quarter 2023. From April 1 through April 24, 2023, the Company repurchased approximately 32,000 shares for $6 million pursuant to a 10b5-1 agreement.
As of April 24, 2023, the Company had $184 million remaining on its share repurchase authorization.
The shares may be purchased from time to time in the open market, in privately negotiated transactions or in other manners as permitted by federal securities laws and other legal and contractual requirements. The extent to which the Company repurchases its shares, the number of shares and the timing of any repurchase will depend on such factors as Asbury’s stock price, general economic and market conditions, the potential impact on its capital structure, the expected return on competing uses of capital such as strategic dealership acquisitions and capital investments and other considerations. The program does not require the Company to repurchase any specific number of shares, and may be modified, suspended or terminated at any time without further notice.
Earnings Call
Additional commentary regarding the first quarter results will be provided during the earnings conference call on Tuesday, April 25, 2023, at 10:00 a.m. ET.
The conference call will be simulcast live on the internet and can be accessed by logging onto https://investors.asburyauto.com. A replay will be available on this site for 30 days.
In addition, live audio will be accessible to the public. Participants may enter the conference call five to ten minutes prior to the scheduled start of the call by dialing:

Domestic:	(877) 407-2988
International:	+1 (201) 389-0923
Passcode:	13737927
About Asbury Automotive Group, Inc.
Asbury Automotive Group, Inc. (NYSE: ABG), a Fortune 500 company headquartered in Duluth, GA, is one of the largest automotive retailers in the U.S. In late 2020, Asbury embarked on a five-year plan to increase revenue and profitability strategically through organic and acquisitive growth as well as their innovative Clicklane digital vehicle purchasing platform, with its guest-centric approach as Asbury’s constant North Star. As of March 31, 2023, Asbury operated 139 new vehicle dealerships, consisting of 184 franchises, representing 31 domestic and foreign brands of vehicles. Asbury also operates Total Care Auto, Powered by Landcar, a leading provider of service contracts and other vehicle protection products, and 32 collision repair centers. Asbury offers an extensive range of automotive products and services, including new and used vehicles; parts and service, which includes vehicle repair and maintenance services, replacement parts and collision repair services; and finance and insurance products, including arranging vehicle financing through third parties and aftermarket products, such as extended service contracts, guaranteed asset protection debt cancellation, and prepaid maintenance.
For additional information, visit www.asburyauto.com.
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements other than historical fact, and may include statements relating to goals, plans, objectives, projections regarding Asbury's financial position, liquidity, results of operations, cash flows, leverage, market position and dealership portfolio, revenue enhancement strategies, operational improvements, projections regarding the expected benefits of Clicklane, management’s plans, projections and objectives for future operations, scale and performance, integration plans and expected synergies from acquisitions, capital allocation strategy and business strategy.
These statements are based on management's current expectations and beliefs and involve significant risks and uncertainties that may cause results to differ materially from those set forth in the statements. These risks and uncertainties include, among other things, our inability to realize the benefits expected from recently completed transactions; our inability to promptly and effectively integrate completed transactions and the diversion of management’s attention from ongoing business and regular business responsibilities; our inability to complete future acquisitions or divestitures and the risks resulting therefrom; any impact from the COVID-19 pandemic on our industry and business, market factors, Asbury's relationships with, and the financial and operational stability of, vehicle manufacturers and other suppliers, acts of God, acts of war or other incidents and the shortage of semiconductor chips and other components, which may adversely impact supply from vehicle manufacturers and/or present retail sales challenges; risks associated with Asbury's indebtedness and our ability to comply with applicable covenants in our various financing agreements, or to obtain waivers of these covenants as necessary; risks related to competition in the automotive retail and service industries, general economic conditions both nationally and locally, governmental regulations, legislation, including changes in automotive state franchise laws, adverse results in litigation and other proceedings, and Asbury's ability to execute its strategic and operational strategies and initiatives, including its five-year strategic plan, Asbury's ability to leverage gains from its dealership portfolio, Asbury's ability to capitalize on opportunities to repurchase its debt and equity securities or purchase properties that it currently leases, and Asbury's ability to stay within its targeted range for capital expenditures. There can be no guarantees that Asbury's plans for future operations will be successfully implemented or that they will prove to be commercially successful.
These and other risk factors that could cause actual results to differ materially from those expressed or implied in our forward-looking statements are and will be discussed in Asbury's filings with the U.S. Securities and Exchange Commission from time to time, including its most recent annual report on Form 10-K and any subsequently filed quarterly reports on Form 10-Q. These forward-looking statements and such risks, uncertainties and other factors speak only as of the date of this press release. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Disclosure and Reconciliation, Same Store Data and Other Data
In addition to evaluating the financial condition and results of our operations in accordance with GAAP, from time to time management evaluates and analyzes results and any impact on the Company of strategic decisions and actions relating to, among other things, cost reduction, growth, and profitability improvement initiatives, and other events outside of normal, or "core," business and operations, by considering certain alternative financial measures not prepared in accordance with GAAP. These measures include "Adjusted income from operations," "Adjusted net income," "Adjusted operating margins," "Adjusted EBITDA," "Adjusted diluted earnings per share ("EPS"),” Adjusted operating cash flow” and "Pro forma adjusted leverage ratio." Further, management assesses the organic growth of our revenue and gross profit on a same store basis. We believe that our assessment on a same store basis represents an important indicator of comparative financial performance and provides relevant information to assess our performance at our existing locations. Non-GAAP measures do not have definitions under GAAP and may be defined differently by and not be comparable to similarly titled measures used by other companies. As a result, any non-GAAP financial measures considered and evaluated by management are reviewed in conjunction with a review of the most directly comparable measures calculated in accordance with GAAP. Management cautions investors not to place undue reliance on such non-GAAP measures, but also to consider them with the most directly comparable GAAP measures. In their evaluation of results from time to time, management excludes items that do not arise directly from core operations, or are otherwise of an unusual or non-recurring nature. Because these non-core, unusual or non-recurring charges and gains materially affect Asbury's financial condition or results in the specific period in which they are recognized, management also evaluates, and makes resource allocation and performance evaluation decisions based on, the related non-GAAP measures excluding such items. In addition to using such non-GAAP measures to evaluate results in a specific period, management believes that such measures may provide more complete and consistent comparisons of operational performance on a period-over-period historical basis and a better indication of expected future trends. Management discloses these non-GAAP measures, and the related reconciliations, because it believes investors use these metrics in evaluating longer-term period-over-period performance, and to allow investors to better understand and evaluate the information used by management to assess operating performance.
Same store amounts consist of information from dealerships for identical months in each comparative period, commencing with the first month we owned the dealership. Additionally, amounts related to divested dealerships are excluded from each comparative period.
Amounts presented herein have been calculated using non-rounded amounts for all periods presented and therefore certain amounts may not compute or tie to prior presentation due to rounding.

ASBURY AUTOMOTIVE GROUP, INC.
CONSOLIDATED STATEMENTS OF INCOME (In millions, except per share data)
(Unaudited)

	For the Three Months Ended March 31,		% Change
	2023	2022
REVENUE:
New vehicle	$1,767.7	$1,855.6	(5)%
Used vehicle:
Retail	1,021.6	1,217.0	(16)%
Wholesale	104.9	134.0	(22)%
Total used vehicle	1,126.5	1,350.9	(17)%
Parts and service	515.6	501.9	3%
Finance and insurance, net	172.5	203.4	(15)%
TOTAL REVENUE	3,582.3	3,911.8	(8)%
COST OF SALES:
New vehicle	1,588.8	1,631.6	(3)%
Used vehicle:
Retail	951.0	1,121.1	(15)%
Wholesale	98.5	130.5	(24)%
Total used vehicle	1,049.5	1,251.6	(16)%
Parts and service	233.5	225.4	4%
Finance and insurance	14.3	11.2	28%
TOTAL COST OF SALES	2,886.1	3,119.8	(7)%
GROSS PROFIT	696.2	792.0	(12)%
OPERATING EXPENSES:
Selling, general, and administrative	403.0	455.5	(12)%
Depreciation and amortization	16.7	18.4	(9)%
Other operating income, net	—	(2.7)	NM
INCOME FROM OPERATIONS	276.5	320.8	(14)%
OTHER EXPENSES:
Floor plan interest expense	0.6	2.6	(75)%
Other interest expense, net	37.3	37.6	(1)%
Gain on dealership divestitures, net	—	(33.1)	NM
Total other expenses, net	38.0	7.1	NM
INCOME BEFORE INCOME TAXES	238.5	313.7	(24)%
Income tax expense	57.1	76.0	(25)%
NET INCOME	$181.4	$237.7	(24)%
EARNINGS PER SHARE:
Basic—
Net income	$8.42	$10.43	(19)%
Diluted—
Net income	$8.37	$10.38	(19)%
WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	21.6	22.8
Performance share units	0.1	0.1
Diluted	21.7	22.9
______________________________
NM—Not Meaningful

ASBURY AUTOMOTIVE GROUP, INC.
Additional Disclosures-Consolidated (In millions)
(Unaudited)

	March 31, 2023	December 31, 2022	Increase (Decrease)	% Change
SELECTED BALANCE SHEET DATA
Cash and cash equivalents	$296.8	$235.3	$61.5	26%
Inventory, net (a)	1,081.4	959.2	122.2	13%
Total current assets	2,050.2	1,909.8	140.4	7%
Floor plan notes payable (b)	45.6	51.0	(5.4)	(11)%
Total current liabilities	1,068.3	1,033.4	34.9	3%
CAPITALIZATION:
Long-term debt (including current portion) (c)	$3,277.9	$3,301.2	$(23.3)	(1)%
Shareholders' equity	3,049.2	2,903.5	145.8	5%
Total	$6,327.1	$6,204.7	$122.4	2%
_____________________________
(a) Excluding $5.0 million and $3.4 million of inventory classified as assets held for sale as of March 31, 2023 and December 31, 2022, respectively
(b) Excluding $4.2 million and $2.8 million of floor plan notes payable classified as liabilities associated with assets held for sale as of March 31, 2023 and December 31, 2022, respectively
(c) Excluding $15.8 million and $6.8 million of debt classified as liabilities associated with assets held for sale as of March 31, 2023 and December 31, 2022, respectively

	March 31, 2023 (a)	December 31, 2022 (b)	March 31, 2022 (b)
Days Supply
New vehicle inventory	30	26	10
Used vehicle inventory	27	27	28
_____________________________
(a) Days supply of inventory is calculated based on new and used inventory, in units, at the end of each reporting period and a 30-day historical unit sales.
(b) Days supply of inventory is calculated based on new and used inventory, in dollars, at the end of each reporting period and a 30-day historical cost of sales.

Brand Mix - New Vehicle Revenue by Brand

	For the Three Months Ended March 31,
	2023	2022
Luxury
Lexus	10%	10%
Mercedes-Benz	9%	7%
BMW	3%	3%
Porsche	2%	1%
Acura	2%	2%
Land Rover	2%	1%
Other luxury	6%	4%
Total luxury	34%	29%
Imports
Toyota	15%	18%
Honda	9%	10%
Hyundai	5%	5%
Nissan	4%	4%
Kia	2%	1%
Subaru	2%	2%
Other imports	2%	2%
Total imports	38%	41%
Domestic
Chrysler, Dodge, Jeep, Ram	13%	17%
Ford	10%	8%
Chevrolet, Buick, GMC	5%	4%
Total domestic	28%	29%
Total New Vehicle Revenue	100%	100%

	For the Three Months Ended March 31,
	2023	2022
Revenue mix
New vehicle	49.3%	47.4%
Used vehicle retail	28.5%	31.1%
Used vehicle wholesale	2.9%	3.4%
Parts and service	14.4%	12.8%
Finance and insurance, net	4.8%	5.2%
Total revenue	100.0%	100.0%
Gross profit mix
New vehicle	25.7%	28.3%
Used vehicle retail	10.1%	12.1%
Used vehicle wholesale	0.9%	0.4%
Parts and service	40.5%	34.9%
Finance and insurance, net	22.7%	24.3%
Total gross profit	100.0%	100.0%

ASBURY AUTOMOTIVE GROUP, INC.
OPERATING HIGHLIGHTS-CONSOLIDATED (In millions)
(Unaudited)

	For the Three Months Ended March 31,		% Change
	2023	2022
Revenue
New vehicle	$1,767.7	$1,855.6	(5)%
Used vehicle:
Retail	1,021.6	1,217.0	(16)%
Wholesale	104.9	134.0	(22)%
Total used vehicle	1,126.5	1,350.9	(17)%
Parts and service	515.6	501.9	3%
Finance and insurance, net	172.5	203.4	(15)%
Total revenue	$3,582.3	$3,911.8	(8)%
Gross profit
New vehicle	$178.9	$224.0	(20)%
Used vehicle:
Retail	70.6	95.8	(26)%
Wholesale	6.4	3.5	84%
Total used vehicle	77.0	99.3	(22)%
Parts and service	282.1	276.4	2%
Finance and insurance, net	158.2	192.3	(18)%
Total gross profit	$696.2	$792.0	(12)%
Unit sales
New vehicle:
Luxury	8,429	8,257	2%
Import	17,389	20,678	(16)%
Domestic	8,688	10,239	(15)%
Total new vehicle	34,506	39,174	(12)%
Used vehicle retail	32,989	38,306	(14)%
Used to new ratio	95.6%	97.8%
Average selling price
New vehicle	$51,228	$47,367	8%
Used vehicle retail	$30,969	$31,770	(3)%
Average gross profit per unit
New vehicle:
Luxury	$8,588	$8,580	—%
Import	3,682	4,614	(20)%
Domestic	4,888	5,637	(13)%
Total new vehicle	5,184	5,717	(9)%
Used vehicle retail	2,141	2,502	(14)%
Finance and insurance	2,344	2,482	(6)%
Front end yield (1)	6,041	6,609	(9)%
Gross margin
Total new vehicle	10.1%	12.1%	(195) bps
Used vehicle retail	6.9%	7.9%	(96) bps
Parts and service	54.7%	55.1%	(36) bps
Total gross profit margin	19.4%	20.2%	(81) bps
Operating expenses
Selling, general, and administrative	$403.0	$455.5	(12)%
Adjusted selling, general, and administrative	$403.0	$455.5	(12)%
SG&A as a % of gross profit	57.9%	57.5%	37 bps
Adjusted SG&A as a % of gross profit	57.9%	57.5%	37 bps
Income from operations as a % of revenue	7.7%	8.2%	(48) bps
Income from operations as a % of gross profit	39.7%	40.5%	(80) bps
Adjusted income from operations as a % of revenue	7.7%	8.2%	(46) bps
Adjusted income from operations as a % of gross profit	39.7%	40.4%	(68) bps
_____________________________
(1) Front end yield is calculated as gross profit from new vehicles, used retail vehicles and finance and insurance (net), divided by combined new and used retail unit sales.

ASBURY AUTOMOTIVE GROUP, INC.
SAME STORE OPERATING HIGHLIGHTS-CONSOLIDATED (In millions)
(Unaudited)

	For the Three Months Ended March 31,		% Change
	2023	2022
Revenue
New vehicle	$1,767.7	$1,709.4	3%
Used vehicle:
Retail	1,020.3	1,122.0	(9)%
Wholesale	104.7	124.8	(16)%
Total used vehicle	1,125.0	1,246.8	(10)%
Parts and service	515.5	461.4	12%
Finance and insurance, net	172.9	192.1	(10)%
Total revenue	$3,581.0	$3,609.6	(1)%
Gross profit
New vehicle	$178.9	$207.5	(14)%
Used vehicle:
Retail	70.7	88.6	(20)%
Wholesale	6.5	3.3	96%
Total used vehicle	77.1	91.9	(16)%
Parts and service	282.0	254.1	11%
Finance and insurance, net	158.6	180.0	(12)%
Total gross profit	$696.7	$733.5	(5)%
Unit sales
New vehicle:
Luxury	8,429	7,741	9%
Import	17,389	18,169	(4)%
Domestic	8,688	9,868	(12)%
Total new vehicle	34,506	35,778	(4)%
Used vehicle retail	32,928	34,991	(6)%
Used to new ratio	95.4%	97.8%
Average selling price
New vehicle	$51,228	$47,777	7%
Used vehicle retail	$30,987	$32,065	(3)%
Average gross profit per unit
New vehicle:
Luxury	$8,588	$8,731	(2)%
Import	3,682	4,626	(20)%
Domestic	4,888	5,664	(14)%
Total new vehicle	5,184	5,800	(11)%
Used vehicle retail	2,146	2,531	(15)%
Finance and insurance	2,352	2,544	(8)%
Front end yield (1)	6,053	6,728	(10)%
Gross margin
Total new vehicle	10.1%	12.1%	(202) bps
Used vehicle retail	6.9%	7.9%	(97) bps
Parts and service	54.7%	55.1%	(36) bps
Total gross profit margin	19.5%	20.3%	(87) bps
Operating expenses
Selling, general, and administrative	$402.4	$422.8	(5)%
Adjusted selling, general, and administrative	$402.4	$422.8	(5)%
SG&A as a % of gross profit	57.8%	57.6%	12 bps
Adjusted SG&A as a % of gross profit	57.8%	57.6%	12 bps
_____________________________
(1)Front end yield is calculated as gross profit from new vehicles, used retail vehicles and finance and insurance (net), divided by combined new and used retail unit sales.

ASBURY AUTOMOTIVE GROUP, INC.
SEGMENT REPORTING
(Unaudited)

	Three Months Ended March 31, 2023			Three Months Ended March 31, 2022
	Dealerships	TCA After Eliminations	Total Company	Dealerships	TCA After Eliminations	Total Company
	(In millions)
Revenue
New	$1,767.7	$—	$1,767.7	$1,855.6	$—	$1,855.6
Used	1,126.5	—	1,126.5	1,350.9	—	1,350.9
Parts and service	524.5	(9.0)	515.6	509.8	(7.9)	501.9
Finance and insurance, net	137.6	35.0	172.5	177.9	25.6	203.4
Total revenue	$3,556.3	$26.0	$3,582.3	$3,894.2	$17.6	$3,911.8
Cost of sales
New	$1,588.8	$—	$1,588.8	$1,631.6	$—	$1,631.6
Used	1,049.5	—	1,049.5	1,251.6	—	1,251.6
Parts and service	238.4	(4.9)	233.5	229.6	(4.1)	225.4
Finance and insurance	—	14.3	14.3	—	11.2	11.2
Total cost of sales	$2,876.7	$9.4	$2,886.1	$3,112.8	$7.0	$3,119.8
Gross profit
New	$178.9	$—	$178.9	$224.0	$—	$224.0
Used	77.0	—	77.0	99.3	—	99.3
Parts and service	286.2	(4.1)	282.1	280.3	(3.8)	276.4
Finance and insurance, net	137.6	20.7	158.2	177.9	14.4	192.3
Total gross profit	$679.6	$16.6	$696.2	$781.4	$10.6	$792.0
Selling, general, and administrative	$406.9	$(3.9)	$403.0	$462.1	$(6.6)	$455.5
Income from operations	$256.1	$20.3	$276.5	$304.9	$15.9	$320.8

ASBURY AUTOMOTIVE GROUP INC.
Supplemental Disclosures
(Unaudited)

The following tables provide reconciliations for our non-GAAP metrics:

	For the Three Months Ended		For the Twelve Months Ended
	March 31, 2023	March 31, 2022	March 31, 2023	December 31, 2022
	(Dollars in millions)
Adjusted leverage ratio:
Long-term debt (including current portion and held for sale)			$3,293.7	$3,308.0
Cash and floor plan offset			(1,072.0)	(926.3)
TCA cash			21.3	53.7
Availability under our used vehicle floor plan facility			(234.8)	(230.6)
Adjusted long-term net debt			$2,008.2	$2,204.9

Calculation of earnings before interest, taxes, depreciation and amortization ("EBITDA"):
Net income	$181.4	$237.7	$941.0	$997.3

Depreciation and amortization	16.7	18.4	67.4	69.0
Income tax expense	57.1	76.0	302.9	321.8
Swap and other interest expense	38.4	37.6	153.7	152.9
Earnings before interest, taxes, depreciation and amortization ("EBITDA")	$293.7	$369.7	$1,465.0	$1,541.0

Non-core items - expense (income):
Gain on dealership divestitures, net	$—	$(33.1)	$(174.1)	$(207.1)
Gain on sale of real estate	—	(0.9)	—	(0.9)
Deal diligence cost	—	—	2.7	2.7
Total non-core items	—	(34.0)	(171.4)	(205.4)

Adjusted EBITDA	$293.7	$335.7	$1,293.6	$1,335.7

Pro forma impact of acquisition and divestitures on EBITDA			$(31.6)	$(56.7)
Pro forma adjusted EBITDA			$1,262.0	$1,278.9

Pro forma adjusted net leverage ratio			1.6	1.7

	Three Months Ended March 31, 2023
	GAAP	Gain on divestitures, net	Real estate related gain	Income tax effect	Non-GAAP adjusted
	(In millions, except per share data)
Selling, general, and administrative	$403.0	$—	$—	$—	$403.0
Income from operations	$276.5	$—	$—	$—	$276.5
Net income	$181.4	$—	$—	$—	$181.4

Weighted average common share outstanding - diluted	21.7				21.7

Diluted EPS	$8.37	$—	$—	$—	$8.37

SG&A as a % of gross profit	57.9%	—%	—%	—%	57.9%
Income from operations as a % of revenue	7.7%	—%	—%	—%	7.7%

	Three Months Ended March 31, 2022
	GAAP	Gain on divestitures, net	Real estate related gain	Income tax effect	Non-GAAP adjusted
	(In millions, except per share data)
Selling, general, and administrative	$455.5	$—	$—	$—	$455.5
Income from operations	$320.8	$—	$(0.9)	$—	$319.9
Net income	$237.7	$(33.1)	$(0.9)	$8.5	$212.2

Weighted average common share outstanding - diluted	22.9				22.9

Diluted EPS	$10.38	$(1.44)	$(0.04)	$0.37	$9.27

SG&A as a % of gross profit	57.5%	—%	—%	—%	57.5%
Income from operations as a % of revenue	8.2%	—%	—%	—%	8.2%

	For the Three Months Ended March 31,
	2023	2022
	(In millions)
Adjusted cash flow from operations:
Cash provided by operating activities	$171.7	$409.0
Change in Floor Plan Notes Payable—Non-Trade, net	1.4	63.6
Change in Floor Plan Notes Payable—Non-Trade associated with floor plan offset, used vehicle borrowing base changes adjusted for acquisition and divestitures	70.7	(69.6)
Change in Floor Plan Notes Payable—Trade associated with floor plan offset, adjusted for acquisition and divestitures	0.1	2.5
Adjusted cash flow provided by operating activities	$243.9	$405.5